EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of ChoiceOne Financial Services, Inc.: on Form S-3 (Registration No. 333-44336); Form S-8 (Registration No. 333-91364); and Form S-8 (Registration No. 333-91366) of our report dated March 7, 2006 on the 2005 consolidated financial statements of ChoiceOne Financial Services, Inc., which report is incorporated by reference and included in Exhibit 13 in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005 of ChoiceOne Financial Services, Inc.

/s/ Crowe Chizek and Company LLC Crowe Chizek and Company LLC

Grand Rapids, Michigan
March 24, 2006